Exhibit 10.2
PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT
     This Patent, Trademark and Copyright Security Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), dated as of July 31, 2007, for reference purposes, is made and executed between Iridex Corporation (“Borrower” or “Debtor”), having its principal place of business and executive offices located at 1212 Terra Bella Avenue, Mountain View, CA 94043, and Mid-Peninsula Bank, part of Greater Bay Bank N.A. (“Lender” or “Secured Party”), with its Palo Alto office located at 420 Cowper Street, Palo Alto, CA 94301, on the following terms and conditions.
Recitals
     A. Pursuant to that certain Business Loan and Security Agreement dated January 16, 2007, between Borrower and Lender (including all annexes, exhibits, and schedules thereto, and as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), Lender agreed to and has extended certain financial accommodations to or for the direct or indirect benefit of Borrower, including pursuant to that certain Export-Import Bank Loan and Security Agreement dated January 16, 2007, between Borrower and Lender (including all annexes, exhibits, and schedules thereto, and as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Exim Agreement”).
     B. At the time of execution of the Loan Agreement and the Exim Agreement, Borrower agreed not to create any Security Interests (as defined in the Loan Agreement) in any of Borrower’s intellectual property in favor of or otherwise for the benefit of any third party, and in reliance thereon, Lender did not record with the United States Patent and Trademark Office (“USPTO”) or the US Copyright Office any security agreements or other collateral assignment instruments covering such property.
     C. Borrower has requested that Lender approve of and permit Borrower’s grant to American Medical Systems, Inc. a Delaware corporation (“AMS”), and Laserscope, a California corporation (“Laserscope”), of a security interest in all of Borrower’s properties including its intellectual property. Lender is willing to approve Borrower’s grant of that security interest subject to, among other things, Lender, Borrower and AMS/Laserscope agreeing to the terms of a subordination agreement, and Lender recording with the USPTO and/or the US Copyright Office any security agreements or other collateral assignment instruments Lender deems advisable.
     D. Pursuant to the Loan Agreement and related agreements, and at Lender’s request, Borrower is required to execute and deliver to Lender, for the benefit of Lender, this Agreement. Borrower is willing to enter into this Agreement as required by the Loan Agreement and in further consideration of Lender agreeing to Borrower’s grant to AMS/Laserscope of the security interest describe above.
     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:
     1. Unless otherwise defined herein, capitalized terms, phrases or matters of construction defined or established in the Loan Agreement and the Exim Agreement, and any related agreements, shall be applied in this Agreement. All other undefined terms contained in this Agreement, unless the context indicates otherwise, shall have the meanings provided for by the California Commercial Code to the extent the same are used or defined there.
     2. Debtor hereby confirms its previous grant to Secured Party under the Loan Agreement and the Exim Agreement, and any related agreements, of the Security Interest in all of Debtor’s property and other assets of every kind and nature, and does hereby grant to Secured Party, a continuing first-priority security interest on all of Debtor’s right, title, and interest in, to and under the property described in Schedule I, whether presently existing or hereafter created or acquired (collectively, the “Intellectual Property Collateral”).

     3. The security interest granted pursuant to this Agreement is granted in conjunction with the Security Interests granted to Secured Party, for the benefit of Secured Party, pursuant to the Loan Agreement and the Exim Agreement, and any related agreements. Debtor hereby acknowledges and affirms that the rights and remedies of Secured Party with respect to the Security Interests in the Intellectual Property Collateral granted under this Agreement are more fully set forth in the Loan Agreement, the Exim Agreement, and any related agreements, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.
     4. This Agreement is not intended to amend, replace or supersede in any manner the Security Interests granted by Debtor to Secured Party pursuant to the Loan Agreement and the Exim Agreement If any voluntary or involuntary proceedings are filed by or against Debtor in bankruptcy or for an arrangement or reorganization or any other relief under any provision of the Federal Bankruptcy Laws or any other insolvency or debtors’ relief law from time to time in effect, the result of which would be to set aside, terminate or otherwise invalidate this Agreement or the Security Interests in the Intellectual Property Collateral granted under this Agreement, the Security Interests granted to Secured Party pursuant to the Loan Agreement and the Exim Agreement will not be changed or otherwise effected in any respect and will continue to be valid, binding and enforceable in accordance with their respective terms. In the case of any such proceeding, arrangement, reorganization or any other relief the Security Interests granted by Debtor to Secured Party pursuant to the Loan Agreement and the Exim Agreement will be deemed incorporated herein by this reference for the purpose of the recordation of this Agreement with the USPTO and the US Copyright Office.
     5. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument. Facsimile or PDF copies of the signatures set forth below will be deemed to be original signatures for all purposes.
     IN WITNESS WHEREOF, the parties have executed this Patent, Trademark, and Copyright Security Agreement as of the date first set forth above.
IRIDEX CORPORATION

By:	/s/ Barry G. Caldwell
Barry G. Caldwell, President & CEO

MID-PENINSULA BANK — PART OF GREATER BAY BANK N.A.

By:	/s/ Patrick Pierre
Authorized Signer

2

SCHEDULE I
     All right, title and interest of Iridex Corporation (“Debtor”) now owned or hereafter acquired in and to the following:
     (1) All patentable inventions, patent rights, shop rights, letters of patent of the United States or any other country, all right, title, and interest in the foregoing, and all registrations and recordings of the foregoing, including all patent registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state, or any foreign country or political subdivision of such a country, relating to the software described in Schedule II (collectively, the “Patents”);
     (2) All copyrights, including all original works of authorship fixed in any tangible medium of expression; all right, title, and interest in the foregoing, and all registrations and recordings of the foregoing, including all applications, registrations, and recordings in the Copyright Office or in any similar office or agency of the United States, any state, or any foreign country or political subdivision of such a country, relating to the software described in Schedule II (collectively, the “Copyrights”);
     (3) All trademarks, trade names, trade styles, and service marks, and all prints and labels on which said trademarks, trade names, trade styles, and service marks have appeared or appear, and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired; all right, title, and interest in the foregoing, all registrations and recordings of the foregoing, including all applications, registrations, and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state, or any foreign country or political subdivision of such a country, relating to the software described in Schedule II, including any and all goodwill associated with it (collectively, the “Trademarks”);
     (4) All rights of Debtor under any written agreement with respect to the use of any Patents, Copyrights, Trademarks, trade secrets, or proprietary or confidential information, including rights of a licensee or licensor with respect thereto;
     (5) All goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulas, quality control standards, operating and training manuals, and customer lists with respect to any Patents, Copyrights, and Trademarks; and
     (6) All products and proceeds of the foregoing.

SCHEDULE II
Part A (Patents, Including Patent Applications)

Docket No.;	Country	Filing Date	Application No.	Patent No.	Title
	U.S.			5,085,492	Optical Fiber with Electrical Encoding (Fiber Optic Encoding)

	U.S.			5,088,803	Technique for Coupling Laser Diode to Optical Fiber (Laser Diode Coupling)

	U.S.			5,372,595	Contact Probe for Laser Cyclophotocoagulation (G-Probe)

	U.S.			5,511,085	Passively Stabilized Intracavity Doubling Laser (CW Green)

	U.S.			5,521,932	Scalable Side-Pumped Solid-State Laser (Scalable Side-Pump)

	U.S.			5,663,979	Fiber Stub End-Pumped Laser (End Pump)

	U.S.			5,982,789	Pulsed Laser with Passive Stabilization

	U.S.			5,999,554	Fiber Stub End-Pumped Laser

	U.S.			6,141,143	CW Laser Amplifier

	U.S.			6,144,484	CW Laser Amplifier

	U.S.			6,222,869 B1	Aspheric Lensing Control for High Power Butt-Coupled End-Pumped Laser

	U.S.			6,327,291 B1	Fiber Stub End-Pumped Laser for Treating Abnormal Blood Vessel

	U.S.			6,377,599 B1	Focusability Enhancing Optic for Laser Diode

	U.S.			6,540,391 B2	Method and Apparatus for Real-Time Detection, Control and Recording of Sub-Clinical Therapeutic Laser Lesions During Ocular Laser Photocoagulation

	U.S.			6,733,490	Method and Apparatus for Controlling Sub-Clinical Laser Procedures with Intro-Operative Monitoring of Electrophysiological Changes

	U.S.	9/20/02	60/412,465		Apparatus for Real-Time Measurement/Control Of IntraOperataive Effects During Laser Thermal Treatments, Using Light Scattering

	U.S.	8/16/04	60/602,166		Directional Probe Treatment Apparatus

	U.S.	11/11/06	11/556,504		Flush Tip Illuminating Laser Probe

	U.S.	3/13/07	11/685,351		Shaped Tip Illumination Laser Probe Treatment Apparatus

	U.S.	2/24/05	11/066/615		Green MicroPulse Laser System (Laser System w/Short Pulse Characteristics and Its Method of Use)

Part B (Copyrights, Including Copyright Applications)

Country	Description	Application No.	Registration No.	Application or Registration Date
Part C (Trademarks, Including Trademark Applications)

			Registration
			Date or
		Registration, Serial	Application
Country	Description	or Application No.	Filing Date
U.S.	APEX	2,528,141	1/8/2002
U.S.	COOLSPOT	3,044,965	01/17/2006
U.S.	DERMASTAT	1,329,417	04/09/1985
U.S.	DESIGN	1,618,629	10/23/1990
U.S.	ENDOPROBE	1,622,307	11/13/1990
U.S.	GEMINI	3,044,850	01/17/2006
U.S.	IRIDEX	2,204,220	11/17/1998
U.S.	IRIDEX	2,204,219	11/17/1998
U.S.	IRIS MEDICAL	1,822,545	02/22/1994
U.S.	LYRA	3,200,356	01/23/2007
U.S.	OCULIGHT	1,618,628	10/23/1990
U.S.	SMARTKEY	1,618,627	10/23/1990
U.S.	VENUS	3,023,256	12/06/2005
U.S.	AURA	78/431,302	06/07/2004
U.S.	SOLIS	78/446,386	07/06/2004